SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2004

Vita Food Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-12599	36-3171548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 West Lake Street Chicago, Illinois		60612
(Address of principal executive offices)		(Zip Code)

(312)738-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         Entry into a Material Definitive Agreement.

On December 31, 2004, Vita Food Products, Inc. (“Vita”), Vita Specialty Foods, Inc. (“VSF” and, together with Vita, the “Company”), a wholly-owned subsidiary of Vita comprised of the former operations of Virginia Honey Company, Inc. acquired by Vita in 2001 (“Virginia Honey”) and The Halifax Group, Inc. acquired by Vita in 2002 (“Halifax”), as well as each of Virginia Honey and Halifax, entered into a Second Amendment to Loan and Security Agreement with LaSalle Bank National Association (the “Lender”), dated as of December 21, 2004 (the “Amendment”).  The Amendment extends to January 31, 2006 the maturity date of the revolving loans issued to the Company under the Loan and Security Agreement dated as of September 5, 2003, between the parties, as amended (the “Loan Agreement”), and modifies certain of the financial covenants set forth in the Loan Agreement.

ITEM 9.01         Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Exhibits.

See exhibit index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITA FOOD PRODUCTS, INC.

Date: January 6, 2005	By:	/s/ Stephen D. Rubin
Stephen D. Rubin
President
(Principal Executive Officer)

Date: January 6, 2005	By:	/s/ Clifford K. Bolen
Clifford K. Bolen
Senior Vice President and Chief
Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document

10.1	Second Amendment to Loan and Security Agreement dated as of December 21, 2004.